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                                  EXHIBIT 99.1

CAUTIONARY STATEMENTS FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES REFORM ACT OF 1995


     Wabash National Corporation ("Wabash" or the "Company") desires to take advantage of the new "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 (the "Act") and is filing this Form 8-K in order to do so. Many of the following important factors discussed below have been discussed in Wabash's prior SEC filings.

     Wabash wishes to caution readers that the following important factors, among others, in some cases have affected, and in the future could affect, Wabash's actual results, and could cause Wabash's actual results for the financial periods ending after the date hereof to differ materially from those expressed in any forward-looking statements made by or on behalf of Wabash.
The filing of this list should not be construed as constituting all factors which investors should consider prior to making an investment decision in Wabash's securities, nor should investors assume that the information contained herein is complete or accurate in all respects after the date of this filing. The Company disclaims any duty to update the statements contained herein.

     Competition. The truck trailer manufacturing industry is highly competitive. The Company competes with other trailer manufacturers of varying sizes, some of which have may have greater financial resources than the Company. Barriers to entry in the truck trailer manufacturing industry are low and, therefore, it is possible that additional competitors could enter the market at any time. The industry in which the Company competes is characterized by high leverage and has experienced a number of bankruptcies and financial stresses that has resulted in significant pricing pressures. There can be no assurance that the Company will be able to continue to compete effectively with existing or potential competitors.

     Dependence on Key Management. The success of the Company's business is and will continue to be highly dependent upon its President, Donald J. Ehrlich, and other members of senior management. The loss of any of their services could have a material adverse effect upon the Company's business and development.

     Reliance on Certain Customers and Corporate Partnerships.   Two of the
Company's customers, Schneider National, Inc. and Werner Enterprises, each accounted for approximately 13% and 10%, respectively, of the Company net sales during 1995. The Company has entered into corporate partnering relationships with these as well as other customers whereby the Company supplies the requirements of its customers. To a significant extent, the Company's success is dependent upon its corporate partners and the Company often is unable to predict the level of demand for its products from those partners, or their timing of orders.

     Shortages of Raw Materials.   The Company relies on a single supplier for
certain composite materials and only a few suppliers for other key raw materials in the manufacturing of truck trailers. The loss of its suppliers or the inability of the suppliers to meet the Company's price, quality, quantity, and deliver requirements would have a material adverse effect on the business of the Company.

     Dependence on Industry Trends. The truck trailer manufacturing industry has historically been and is expected to continue to be cyclical and affected by overall economic conditions in the transportation industry. Sales of new truck trailers have historically been subject to cyclical variations based on a six to eight year replacement cycle. Poor economic conditions also have adversely affected demand for new and used trailers and have led to an overall aging of trailer fleets beyond this typical cycle.

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     Export Sales and New Markets.   The Company continues to derive a growing
portion of its sales from international sales and the export of the Company's products to new markets. International operations are subject to inherent risks, including fluctuations in exchange rates, credit risks, political and economic conditions in various jurisdictions, unexpected changes in regulatory requirements, tariffs and other trade barriers, longer accounts receivable payment cycles and potentially adverse tax consequences. There can be no assurance that these factors will not have a material adverse effect on the Company's business.

     Acceptance of New Technology and Products. The Company has recently introduced new products and prototypes including the composite plate trailer, constructed from a high density vinyl core with a steel skin and the AllRailer railcar, a fully enclosed high-speed railcar. There can be no assurance that these or other new products or technologies will achieve widespread market acceptance. There can also be no assurance that new technologies or products introduced by competitors will not render the Company's products obsolete or uncompetitive.

     Government Regulation. Truck trailer, length, height, width, maximum weight capacity and other specifications are regulated by individual states. The Federal Government also regulates certain safety features incorporated in the design of truck trailers. Changes or anticipation of changes in these regulations can have a material impact on the Company's customers and may affect the financial results of the Company. In addition, the Company's manufacturing operations are subject to environmental laws enforced by federal, state and local agencies.

     Dependence on Single Site. All of the Company's operations and management functions are centered at one site. Damage to, or destruction of, all or part of this site, whether or not covered by insurance, could have a material adverse effect on the Company. Production at this site has been and may in the future be affected by severe weather conditions.

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